UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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SigmaTel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 4, 2005

Dear SigmaTel Stockholder:

This year’s annual meeting of SigmaTel, Inc. (“SigmaTel”) stockholders will be held on April 21, 2005, at 10:30 AM Central Time, in the InterContinental Stephen F. Austin Hotel, Capital Ballroom B (2nd floor), 701 Congress Avenue, Austin, TX 78701. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

It is important that you use this opportunity to take part in the affairs of SigmaTel by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

A copy of SigmaTel’s Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review SigmaTel’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Sincerely,

RONALD P. EDGERTON

President, Chief Executive Officer,

and Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 21, 2005

TO THE STOCKHOLDERS OF SIGMATEL, INC.:

Notice is hereby given that the annual meeting of the stockholders of SigmaTel, Inc., a Delaware corporation, will be held on April 21, 2005 at 10:30 AM Central Time, in the InterContinental Stephen F. Austin Hotel, Capital Ballroom B (2nd floor), 701 Congress Avenue, Austin, TX 78701, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect two Class II directors to serve on the Board of Directors until our 2008 annual meeting of stockholders, or until their respective successors are elected and qualified.

2.	To approve amendments to our 2003 Equity Incentive Plan which (i) increase the maximum aggregate number of shares that may be issued by 2,500,000 shares, (ii) reduce to 500,000 (from 1,000,000 as originally approved by stockholders) the number of shares which may be issued pursuant to any stock purchase right, stock bonus, restricted stock unit, performance share or performance unit, and (iii) amend certain provisions of the plan solely for the purpose of preserving our ability to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards that may be granted in the future under the plan.

3.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on February 23, 2005 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1601 S. Mo Pac Expressway, Suite 100, Austin, Texas 78746.

Sincerely,

RONALD P. EDGERTON

President, Chief Executive Officer,

and Chairman of the Board

Austin, Texas

March 4, 2005

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

i

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of SigmaTel, Inc., a Delaware corporation, for use at its annual meeting of stockholders to be held on April 21, 2005 at 10:30 AM Central Time, in the InterContinental Stephen F. Austin Hotel, Capital Ballroom B (2nd floor), 701 Congress Avenue, Austin, TX 78701, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about March 4, 2005.

SOLICITATION AND VOTING

Voting Securities.    The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement. Only stockholders of record as of the close of business on February 23, 2005 will be entitled to vote at the meeting and any adjournment thereof. As of that time, we had 35,525,494 shares of Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes.    A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

Solicitation of Proxies.    We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we have retained Georgeson Shareholder Services, a proxy solicitation firm, for assistance in connection with the annual meeting at a cost of approximately $20,000 plus reasonable out-of-pocket expenses.

Voting of Proxies.    All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to our Secretary at our principal executive offices at 1601 S. Mo Pac Expressway, Suite 100, Austin, Texas 78746 a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have a classified Board of Directors consisting of two Class I directors (Ronald P. Edgerton and William P. Osborne), two Class II directors (Alexander M. Davern and Robert T. Derby) and two Class III directors (John A. Hime and Kenneth P. Lawler), who will serve until the annual meetings of stockholders to be held in 2007, 2005 and 2006, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

The terms of the Class II directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class II directors of the Board of Directors at the meeting. The nominees for election by the stockholders to those two positions are the current Class II members of the Board of Directors, Alexander M. Davern and Robert T. Derby. If elected, the nominees for Class II directors will serve as directors until our annual meeting of Stockholders in 2008 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

If a quorum is present and voting, the two nominees for Class II director receiving the highest number of votes will be elected as Class II directors. Abstentions and broker non-votes have no effect on the vote.

Nominees For Class II Directors With Terms Expiring In 2008

Alexander M. Davern, 38… Mr. Davern has been a director since June 2003. Since December 2002, Mr. Davern has served as Chief Financial Officer, Senior Vice President, IT and Manufacturing Operations and Treasurer of National Instruments Corporation. National Instruments is a publicly-traded supplier of measurement and automation products that engineers and scientists use in a wide range of industries. From December 1997 until December 2002, Mr. Davern served as Chief Financial Officer and Treasurer of National Instruments. From February 1994 until December 1997, Mr. Davern served as Acting Chief Financial Officer and Treasurer, and as Corporate Controller and International Controller, of National Instruments. Prior to joining National Instruments, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Mr. Davern holds both a Bachelor of Business Administration and a diploma in professional accounting from University College in Dublin, Ireland.

Robert T. Derby, 66… Mr. Derby has been a director since March 2004. Since September 1999, Mr. Derby has served as Managing Partner of MyMail, Ltd., a provider of technology solutions to internet service providers and network carriers. From September 2000 until July 2002, Mr. Derby served as a consultant, acting as founding Vice President of Sales and Marketing for Ethertronics, Inc., a developer and manufacturer of high performance internal/embedded antennas for wireless devices, and also serving as consultant and member to the advisory board of Silicon Wave Inc., a producer of high performance radio-frequency integrated circuits. Since 1987 Mr. Derby has served as Vice President of World Wide Sales for several high growth technology companies, several of which successfully completed initial public offerings during his tenure. From 1997 until 1999, Mr. Derby served as founding Vice President of World Wide Sales & Marketing for Veridicom, Inc., a provider of hardware and software identity management products. From 1994 until 1996, Mr. Derby served as founding Vice President of World Wide Sales for Neomagic Corporation, a producer of integrated circuits for handheld devices. From 1991 to 1994, Mr. Derby served as founding Vice President of World Wide Sales for Cyrix, Inc. From 1987 until 1990, Mr. Derby served as Senior Vice President of World Wide Sales for Weitek, Inc., a hardware company. Mr. Derby began his career at the Intel Corporation as a District Sales Manager in 1974 until eventually serving as Vice President & Director of World Wide Distribution Sales & Marketing from 1984 until 1987. Mr. Derby holds a Bachelor of Science from the United States Naval Academy.

The Board of Directors recommends a vote “FOR” the nominees named above.

CORPORATE GOVERNANCE

Determination of Independence

The Board of Directors and the Nominating and Corporate Governance Committee thereof has determined that, other than Mr. Edgerton, each of the members of the Board of Directors is an independent director for purposes of the NASDAQ rules. Accordingly, the Board of Directors is comprised of a majority of independent directors as required by the NASDAQ Rules.

Board Meetings and Committees

The Board of Directors held 10 meetings and acted by unanimous written consent 3 times during the year ended December 31, 2004. The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. During the year ended December 31, 2004, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all of the committees of the Board of Directors on which such director served held during that period.

Audit Committee.    The members of the Audit Committee during the year ended December 31, 2004 were Alexander Davern, William Osborne and John Hime. Each of the members of the Audit Committee are independent for purposes of the NASDAQ rules as they apply to audit committee members. In addition, the Board of Directors has determined that each member of the Audit Committee possesses the level of financial literacy required by applicable laws and regulations and that Mr. Davern, the Audit Committee’s Chairman, is an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission. The audit committee oversees, reviews and evaluates our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The audit committee is responsible for the appointment, compensation, retention and oversight of our independent auditor. The Audit Committee held 8 meetings and acted by unanimous written consent 1 time during the year ended December 31, 2004.

Compensation Committee.    The members of the Compensation Committee during the year ended December 31, 2004 were Alexander Davern, William Osborne and John Hime. Each of the members of the Compensation Committee is independent for purposes of the NASDAQ rules. The Compensation Committee reviews and determines the compensation and benefits of our executive officers and directors, administers our stock option and employee benefits plans, and reviews general policy relating to compensation and benefits. The Compensation Committee held 5 meetings and acted by unanimous written consent 45 times during the year ended December 31, 2004.

Nominating and Corporate Governance Committee.    The members of the Nominating and Corporate Governance Committee during the year ended December 31, 2004 were Alexander Davern, William Osborne and John Hime. Each of the members of the Nominating and Corporate Governance Committee is independent for purposes of the NASDAQ rules. The Nominating and Corporate Governance Committee identifies prospective board candidates, recommends nominees for election to our board of directors, develops and recommends board member selection criteria, considers committee member qualification, recommends corporate governance principles to the board of directors, and provides oversight in the evaluation of the board of directors and each committee. The Nominating and Corporate Governance Committee held 4 meetings during the year ended December 31, 2004. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders.

Director Nominations

Our Nominating and Corporate Governance Committee reviews annually the results of the evaluation of the Board and its committees, and the needs of the Board for various skills, experience, expected contributions and other characteristics in determining the director candidates to be nominated at the annual meeting. The Nominating and Corporate Governance Committee will evaluate candidates for directors proposed by directors, management or stockholders (provided that stockholder candidate proposals meet the requirements of our bylaws) in light of the

Committee’s views of the current needs of the Board for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions and the qualification standards established from time to time by the Nominating and Corporate Governance Committee. If the Nominating Committee believes that the Board requires additional candidates for nomination, the Committee will engage, as appropriate, a third party search firm to assist in identifying qualified candidates. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee. In making the determinations regarding nominations of directors, the Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints as well as the benefits of a constructive working relationship among directors.

Our bylaws provide that nominations for the election of directors at an annual meeting may be made by the Board of Directors or a duly authorized committee thereof or any stockholder entitled to vote in the election of directors generally who complies with the procedures set forth in the bylaws and who is a stockholder of record at the time notice is delivered to our corporate Secretary. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as Directors at an annual meeting only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to our corporate Secretary. To be timely, a stockholder nomination for a director to be elected at an annual meeting must be received at our principal executive offices not less than 120 calendar days in advance of the first anniversary of the date that our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Each such notice must contain specific information detailed in our bylaws, including, without limitation, (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder; and (iii) other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors.

Communications with Directors

Stockholders may communicate with any of our directors by transmitting correspondence by mail, addressed as follows:

Chairman of the Board

or Board of Directors

c/o Corporate Secretary

SigmaTel, Inc.

1601 S. Mo Pac Expressway, Suite 100

Austin, TX 78746

The Corporate Secretary maintains a log of such communications and transmits as soon as practicable such communications to identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by our Corporate Secretary in consultation with our General Counsel. The Board of Directors or individual directors so addressed is advised of any communication withheld for safety or security reasons as soon as practicable. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

Director Attendance at Annual Meetings

We make reasonable efforts to schedule our annual meeting of stockholders at a time and date to allow attendance by directors, taking into account the directors’ schedules. We encourage, but do not require, our board members to attend the annual meeting of stockholders. At our last annual meeting, which was held on April 21, 2004, three of the seven directors then in office, attended.

Committee Charters and Other Corporate Governance Materials

The Board has adopted a charter for each of the committees described above. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. In addition, the Board has adopted Corporate Governance Guidelines that address the role and functions of the Board, composition of the Board, criteria for Board membership, and other Board and corporate governance matters. Links to these materials are available on our website at www.sigmatel.com.

PROPOSAL NO. 2

AMENDMENTS TO THE SIGMATEL, INC. 2003 EQUITY INCENTIVE PLAN

At the annual meeting, the stockholders will be asked to approve amendments to the SigmaTel, Inc. 2003 Equity Incentive Plan (the “Plan”) to (1) increase by 2,500,000 the maximum number of shares of common stock that may be issued under the Plan, (2) to reduce to 500,000 (from 1,000,000 as originally approved by stockholders) the number of shares which may be issued pursuant to any stock purchase right, stock bonus, restricted stock unit, performance share or performance unit, and (3) approve certain provisions of the Plan solely for the purpose of preserving our ability to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards that may be granted in the future under the Plan.

The Board of Directors recommends that stockholders vote “FOR” Proposal No. 2 for the following reasons, among others:

•	As of February 23, 2005, only 1,413,366 shares remained available for the future grant of stock awards under the Plan, a number that the Board of Directors believes to be insufficient to meet our requirements in order to achieve our anticipated growth.

•	During 2004, our Compensation Committee reduced the average number of stock options granted to employees to more effectively utilize the number of shares of common stock issuable under the Plan. As a result, the aggregate number of shares underlying options which we granted declined from 2,255,773 shares in 2003 to 1,416,305 shares in 2004. However, despite granting a lower average number of stock options per employee, our Compensation Committee and Board of Directors believe that the aggregate number of stock options which we are required to grant will increase because of our rapid growth. SigmaTel’s revenue grew by over 94% to $195 million in 2004, and our operating income grew by approximately 370% in that same period. Concurrently, our full-time employees increased from 135 people at December 31, 2003 to 238 people at December 31, 2004. We believe we have been effective and efficient in our hiring and compensation practices and, as a result, achieved, at our 4th quarter 2004 revenue run rate, $1.3 million in annualized revenue per employee. The Board of Directors believes that in order to successfully attract and retain the best possible candidates for positions of responsibility, we must continue to offer a competitive equity incentive program.

•

The proposed amendment would increase the maximum number of shares of common stock issuable under the Plan by 2,500,000 shares, which increase would represent approximately 7.0% of the number of shares of our common stock outstanding as of February 23, 2005. Adding together, as of February 23, 2005, (i) the options to purchase 1,859,668 shares of our common stock outstanding under our 1995 Stock Option / Stock Issuance Plan, (ii) the options to purchase 1,699,139 shares of our common stock outstanding under the Plan, (iii) the 1,413,366 shares which remained available for the future grant of stock awards under the Plan, and (iv) the 2,500,000 shares of our common stock by which the shares available for the future grant of stock awards under the Plan will be increased upon approval of this Proposal No. 2, the total number of shares available for future issuance under the Plan and subject to outstanding stock options under the Plan and the 1995 Stock Option / Stock Issuance Plan would represent approximately 17.4% of the sum of (i) the 35,525,494 shares of our common stock outstanding as of February 23, 2005 and (ii) the number of shares available for future issuance under the Plan and subject to outstanding stock options under the Plan and the 1995 Stock Option / Stock Issuance Plan. The Board of Directors believes that this percentage of dilution represents an acceptable balance between the interests of our stockholders in supporting the growth of our business while appropriately managing dilution from our equity compensation programs.

•	We have taken steps to mitigate dilution from our equity compensation programs. On July 27, 2004, we announced a share repurchase program pursuant to which we repurchased 1,381,991 shares of our common stock in open-market transactions, which amount of shares represents 3.9% of the number of shares of our common stock outstanding as of February 23, 2005. The effects of the 2004 share repurchase program have effectively offset by over one half the dilution created by the proposed amendments to the Plan.

•	The proposed amendment to the Plan includes other measures that the Board of Directors believes are beneficial to our stockholders, including reducing to 500,000 (from 1,000,000 as originally approved by stockholders) the number of shares which may be issued to a single individual pursuant to any stock purchase right, stock bonus, restricted stock unit, performance share or performance unit. Further, the Board of Directors has amended the Plan to reduce the exercise period of stock options issued under the Plan after February 22, 2005 from a maximum of ten to a maximum of seven years.

The Board of Directors has previously adopted, on February 22, 2005 and subject to stockholder approval, an amendment to the Plan to increase the share reserve by 2,500,000 shares, and to reduce to 500,000 (from 1,000,000 as originally approved by stockholders) the number of shares which maybe issued pursuant to any stock purchase right, stock bonus, restricted stock unit, performance share or performance unit. Our stockholders have previously authorized us to issue under the Plan up to 6,866,747 shares of the common stock (subject to adjustment upon certain changes in our capital structure). However, the actual number of awards which may be granted under the Plan shall be reduced, at all times, by the number of stock options outstanding, and the number of shares issued upon exercise of options granted, under our 1995 Stock Option / Stock Issuance Plan.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this limit. To enable compensation in connection with stock awards granted following the annual meeting under the Plan to qualify as “performance-based” within the meaning of Section 162(m), the grant of such awards must be made by a compensation committee of the board of directors comprised solely of two or more “outside directors,” as defined by Section 162(m), the compensation an employee could receive in connection with such awards must be based solely on an increase in the value of the common stock after the date of grant, and the Plan must state the maximum number of shares for which such awards may be granted to any employee during a specified period. In addition, compensation related to such awards will qualify as performance-based only if the stockholders approve the class of employees eligible to receive such awards and the limit on the maximum number of shares for which such awards may be granted to an employee.

The Board of Directors also believes that it is in the best interests SigmaTel and its stockholders to continue to preserve SigmaTel’s ability to deduct in full compensation related to stock awards granted under the Plan. Therefore, solely for the purpose of qualifying such compensation as performance-based under Section 162(m) of the Code, the stockholders are asked to approve the provisions of the Plan described below as required by Section 162(m) of the Code.

Summary of the Plan

The following summary of the Plan is qualified in its entirety by the specific language of the Plan, a copy of which is available to any stockholder upon request.

General.    The purpose of the Plan is to provide an incentive program that will enable us to attract and retain employees and consultants upon whose judgment, interest and contributions our success is dependent and to provide them with an equity interest in our success in order to motivate superior performance. We will provide these incentives through the grant of stock options, stock appreciation rights, stock purchase rights, stock bonuses, restricted stock units, performance shares and performance units.

Shares Subject to Plan.    Currently, a maximum of 6,866,747 of the authorized but unissued or reacquired shares of our common stock may be issued under the Plan, which shall be reduced, at all times, by the number of stock options outstanding, and the number of shares issued upon exercise of options granted, under our 1995 Stock Option / Stock Issuance Plan. The Board of Directors has amended the Plan, subject to stockholder approval, to increase the maximum number of shares that may be issued under the Plan to 9,366,747. However, the actual number of awards which may be granted under the Plan shall be reduced, at all times, by the number of stock options outstanding, and the number of shares issued upon exercise of options granted, under our 1995 Stock Option / Stock Issuance Plan. In addition, the Board of Directors has amended the Plan, subject to stockholder approval, to decrease from 1,000,000 shares to 500,000 shares, the number of shares of stock which may be issued under the Plan pursuant to any stock purchase right, stock bonus, restricted stock unit, performance share or performance unit. As of February 23, 2005, options to purchase 1,859,668 shares of our common stock were outstanding under our 1995 Stock Option / Stock Issuance Plan and options to purchase 1,699,139 shares of our common stock were outstanding under the Plan.

Grant Limit.    In order to preserve SigmaTel’s ability to deduct compensation related to awards granted under the Plan, the Plan provides, subject to stockholder approval, that no employee or prospective employee may be granted an award, subject to appropriate adjustment in the event of any change in our capital structure, for more than the number of shares provided below in any fiscal year of SigmaTel (the “Grant Limit”). This Grant Limit is intended to permit compensation received by certain executive officers in connection with awards granted under the Plan to qualify as performance-based compensation under Section 162(m) of the Code. Performance-based compensation is not counted toward the limit on the amount of executive compensation that public companies are permitted to deduct for federal income tax purposes under Section 162(m).

Stock Option and Stock Appreciation Right Grant Limit: No employee or prospective employee shall be granted within any fiscal year of SigmaTel one or more stock options or stock appreciation rights which in the aggregate are for more than 1,000,000 shares.

Stock Purchase Rights, Stock Bonuses, and Restricted Stock Units Grant Limit: No employee or prospective employee shall be granted within any fiscal year of SigmaTel one or more stock purchase rights, stock bonuses and/or restricted stock unit awards, subject to vesting conditions based on the attainment of performance goals, for more than 100,000 shares.

Performance Shares and Performance Units Grant Limit: No employee shall be granted (a) performance shares which could result in such employee receiving more than 100,000 shares for each full fiscal year of SigmaTel contained in the performance period for such award, or (b) performance units which could result in such employee receiving more than $1,000,000 for each full fiscal year of SigmaTel contained in the performance period for such award.

Performance Criteria: In order to preserve SigmaTel’s ability to deduct compensation related to awards granted under the Plan, the Plan provides, subject to stockholder approval, that prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Compensation Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of the business or financial performance of SigmaTel and each of its subsidiary corporations whose financial information is consolidated with that of SigmaTel for financial reporting purposes, or such division or business unit of SigmaTel as may be selected by the Compensation Committee. The Compensation Committee, in its discretion, may base performance goals on one or more of the following measures such as: growth in revenue, growth in the market price of our common stock, gross margin, operating income, pre-tax profit, earnings before interest, taxes and/or depreciation, net income, total return on shares of our common stock relative to the increase in an appropriate pre-determined index selected by the Compensation Committee, cash flow, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added and market share. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Compensation Committee. The degree of attainment of performance measures will, according to criteria established by the Compensation Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Administration.    The Plan administrator will be either our Board of Directors or the Compensation Committee. With respect to eligible participants who are executive officers or consultants, the Plan will be administered by the Compensation Committee, which consists of three directors, each of whom is both a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Code.

Eligibility.    Under the Plan, we may grant awards to our employees (including officers), directors, or consultants or any employees (including officers), directors, or consultants of our present or future parent or subsidiaries or other affiliated entities. While we may grant incentive stock options only to employees, we may grant nonstatutory stock options, stock appreciation rights, stock awards, performance shares and performance units to any eligible participant.

Stock Options.    The Plan administrator may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these.

Each option granted under the Plan must be evidenced by a written agreement between SigmaTel and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of ours (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant. On February 23, 2005, the closing price of common stock on the NASDAQ National Market was $40.34 per share.

The Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price, by such other lawful consideration as approved by the Compensation Committee, or by any combination of these. Nevertheless, the Compensation Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by SigmaTel, through the optionee’s surrender of a portion of the option shares to SigmaTel.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee. The Board of Directors has amended the Plan to provide that for any stock option granted after February 22, 2005, the maximum term of any such options shall be seven years. The Compensation Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. Subject to appropriate adjustment in the event of any change in our capital structure, no employee may be granted in any fiscal year of SigmaTel stock options which in the aggregate are for more than 1,000,000 shares.

Generally, stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Compensation Committee in its sole discretion.

Automatic Stock Option Grants to Non-employee Directors.    The Plan also provides for automatic grants of stock options to non-employee directors in order to provide them with additional incentives and, therefore, to promote the success of our business. The Plan provides for an initial, automatic grant of an option to purchase 30,000 shares of our common stock to each non-employee director who first becomes a non-employee director after the date the Plan is effective. The Plan also provides for an annual grant of an option to purchase 10,000 shares of our common stock to each non-employee director on the date of each annual meeting of stockholders which occurs on or after the date the Plan is effective. Notwithstanding the foregoing, a non-employee director granted an initial option on, or within a period of six months prior to, the date of an annual meeting of the stockholders will not be granted an annual option with respect to that annual stockholders’ meeting. Each initial and annual option will have an exercise price per share equal to the fair market value of a share of our common stock on the date of grant and will, for all grants made after the date of stockholder approval of this amendment, have a term of seven years. Both the initial options and the annual options granted to newly elected or appointed non-employee directors will vest and become exercisable ratably over four years after the date of grant of the option. All automatic non-employee director options granted under the Plan will be nonstatutory stock options. They must be exercised, if at all, within twelve (12) months after a non-employee director’s termination of service with us by reason of death or disability and otherwise within three (3) months after termination of service, but in no event later than the expiration of the option’s term. In the event of our merger with another corporation or another change in control event, all automatic non-employee director options will become fully vested and exercisable.

Stock Appreciation Rights.    Each stock appreciation right granted under the Plan must be evidenced by a written agreement between SigmaTel and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Plan.

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. SigmaTel may pay the appreciation either in cash or in shares of common stock. The Compensation Committee may grant stock appreciation rights under the Plan in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Compensation Committee. The maximum term of any stock appreciation right granted under the Plan is ten years. Subject to appropriate adjustment in the event of any change in our capital structure, no employee may be granted in any fiscal year of SigmaTel stock appreciation rights which in the aggregate are for more than 1,000,000 shares.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant.

Stock Awards.    The Compensation Committee may grant restricted stock awards under the Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to SigmaTel. The Compensation Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Compensation Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Compensation Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. Subject to appropriate adjustment in the event of any change in our capital structure, no employee may be granted in any fiscal year of SigmaTel more than 100,000 shares of restricted stock on which the restrictions are based on performance criteria.

Performance Awards.    The Compensation Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Compensation Committee determines in writing and sets forth in a written agreement between SigmaTel and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of our common stock and $100 per unit. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of our common stock (including shares of restricted stock) or any combination thereof. Subject to appropriate adjustment in the event of any change in our capital structure, for each of SigmaTel contained in the applicable performance period, no employee may be granted performance shares that could result in the employee receiving more than 100,000 shares of common stock or performance units that could result in the employee receiving more than $1,000,000. A participant may receive only one performance award with respect to any performance period.

Following completion of the applicable performance period, the Compensation Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Compensation Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Compensation Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on our common stock. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Compensation Committee may provide for the payment of dividend equivalents or interest during the deferral period.

Unless otherwise provided by the Compensation Committee, if a participant’s service terminates due to the participant’s death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the Plan provides that, unless otherwise determined by the Compensation Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Change in Control.    The Plan defines a “Change in Control” of SigmaTel as any of the following events upon which stockholders of SigmaTel immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of SigmaTel’s voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of SigmaTel, its successor or the corporation to which the SigmaTel’s assets were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of SigmaTel’s voting stock; (ii) a merger or consolidation in which SigmaTel is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of SigmaTel; or (iv) a liquidation or dissolution of SigmaTel. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value.

In the event of a Change in Control and the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested or unpaid portions of such outstanding awards will become immediately exercisable, vested and payable in full immediately prior to the date of the Change in Control.

Any award not assumed, replaced or exercised prior to the Change in Control will terminate. The Plan authorizes the Compensation Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award’s written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

Termination or Amendment.    The Plan will continue in effect until the first to occur of (i) its termination by the Compensation Committee or (ii) the date on which all shares available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing awards granted under the Plan have lapsed. However, incentive stock options may only be granted, if at all, within ten (10) years from the date the Plan was first adopted. The Compensation Committee may terminate or amend the Plan at any time, provided that no amendment may be made without stockholder approval if the Compensation Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which our common stock is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.    An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, SigmaTel will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by SigmaTel for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options.    Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to SigmaTel’s right to repurchase them at the original exercise price upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to SigmaTel with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. SigmaTel generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Stock Awards.    A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than thirty (30) days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. SigmaTel generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Awards.    A participant generally will recognize no income upon the grant of a performance share or performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. SigmaTel generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Amended Plan Benefits

Except as otherwise set forth below, options granted under the Plan will be granted at the discretion of the Board of Directors, and, accordingly, are not yet determinable. Benefits under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates and a comparison of SigmaTel’s actual performance against performance goals established with respect to performance awards and decisions made by the participants. Consequently, other than the options described below, it is not possible to determine the benefits that might be received by participants under the Plan. SigmaTel will automatically issue an annual option grant to each non-employee director as provided under the Plan as follows:

Name and Position	Shares
Ronald P. Edgerton, Chief Executive Officer and President	0

Alan D. Green, Vice President and General Counsel	0

Michael R. Wodopian, Senior Vice President of Portable SoC Businesses	0

Ross A. Goolsby, Vice President of Finance, Chief Financial Officer and Secretary	0

Stephan L. Beatty, Senior Vice President of Operations and Engineering Services	0

Aaron C. Lyman, Formerly Vice President of Worldwide Sales	0

Roger A. Whatley, Formerly Vice President of Engineering and Chief Technical Officer	0

All Current Executive Officers, as a Group	0

All Current Directors Who Are not Executive Officers, as a Group (5 Persons)	50,000

All Employees, Including all Current Officers Who Are not Executive Officers, as a Group	0

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve the adoption of the amendment to the Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board of Directors recommends a vote “FOR” Proposal No. 2.

OWNERSHIP OF SECURITIES

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 23, 2005, certain information with respect to the beneficial ownership of SigmaTel’s Common Stock by (i) each stockholder known by SigmaTel to be the beneficial owner of more than 5% of SigmaTel’s Common Stock, (ii) each director and director-nominee of SigmaTel, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all directors and executive officers of SigmaTel as a group.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent(2)
FMR Corp. (3)	5,143,906	14.5
Creative Technology Ltd. (4)	3,499,970	9.9
Ronald P. Edgerton (5)	957,774	2.6
Stephan L. Beatty (6)	103,420	*
Alan D. Green (7)	82,710	*
Ross A. Goolsby (8)	76,003	*
John A. Hime (9)	35,833	*
Roger A. Whatley (10)	30,351	*
Michael R. Wodopian (11)	28,498	*
Alexander M. Davern (12)	25,333	*
Aaron C. Lyman (13)	10,000	*
Robert T. Derby (14)	8,125	*
William P. Osborne (15)	2,500	*
Kenneth P. Lawler	0	*
All executive officers and directors as a group (13 persons) (16)	1,320,196	3.6

*	Less than 1.0%

(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options. Unless otherwise indicated, shares listed as beneficially owned are held directly.

(2)	Calculated on the basis of 35,525,494 shares of Common Stock outstanding as of February 23, 2005, provided that any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after February 23, 2005 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(3)	Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005. FMR Corp. is a Massachusetts-based investment advisor whose address is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	Includes 2,843,302 shares of our common stock held by CTI Limited and 656,668 shares of our common stock held by CTI II Limited. Creative Technology Ltd. [NASDAQNM:CREAF] is the beneficial owner of the shares held by CTI Limited and CTI II Limited. The board of directors of Creative Technology Ltd. holds voting and dispositive power over these shares. The members of the board of directors of Creative Technology Ltd. disclaim beneficial ownership for these shares except to the extent of their pecuniary interest therein. The address of these funds is c/o Creative Technology Ltd., 31 International Business Park, Creative Resource, Singapore 609921.

(5)	Includes 957,774 shares of our common stock issuable upon the exercise of options, 824,252 of which shares are vested, and 133,522 of which shares are unvested.

(6)	Includes 90,220 shares of our common stock issuable upon the exercise of options, 15,150 of which shares are vested, and 75,070 of which shares are unvested.

(7)	Includes 68,818 shares of our common stock issuable upon the exercise of options, 28,504 of which shares are vested, and 40,314 of which shares are unvested.

(8)	Includes 76,003 shares of our common stock issuable upon the exercise of options, 24,793 of which shares are vested, and 51,210 of which shares are unvested.

(9)	Includes 35,833 shares of our common stock issuable upon the exercise of options, 12,499 of which shares are vested, and 23,334 of which shares are unvested.

(10)	Mr. Whatley ceased to serve as our Vice President of Engineering and Chief Technical Officer on November 15, 2004 and accordingly ceased being an executive officer of SigmaTel at such time.

(11)	Includes 28,498 shares of our common stock issuable upon the exercise of options, 23,124 of which shares are vested and 5,374 of which shares are unvested.

(12)	Includes 25,333 shares of our common stock issuable upon the exercise of options, 2,694 of which shares are vested, and 22,639 of which shares are unvested.

(13)	Mr. Lyman ceased to serve as our Vice President of Worldwide Sales on November 15, 2004 and accordingly ceased being an executive officer of SigmaTel at such time.

(14)	Includes 8,125 shares of our common stock issuable upon the exercise of options, none of which shares are vested.

(15)	Includes 2,500 shares of our common stock issuable upon the exercise of options, none of which shares are vested.

(16)	Includes 1,293,104 shares of our common stock issuable upon the exercise of options, 931,016 of which shares are vested, and 362,088 of which shares are unvested. The reported shares do not include shares held by Messrs. Lyman and Whatley who are “named executive officers” for purposes of this Proxy Statement but who are no longer executive officers of SigmaTel.

EXECUTIVE COMPENSATION

Executive Officers and Directors

The following table sets forth certain information concerning our executive officers and directors as of December 31, 2004:

Name	Age	Title
Ronald P. Edgerton	53	Chairman of the Board, Chief Executive Officer and President
Michael R. Wodopian	52	Senior Vice President of Portable SoC Businesses
Stephan L. Beatty	37	Senior Vice President of Operations and Engineering Services
Ross A. Goolsby	38	Vice President of Finance, Chief Financial Officer and Secretary
Michael E. Barton	65	Vice President of Worldwide Sales
Alan D. Green	40	Vice President and General Counsel
Philip E. Pompa	48	Vice President of Integrated Components Group
Melissa C. Groff	39	Vice President of Human Resources
Alexander M. Davern(1),(2),(3)	38	Director
Robert T. Derby	66	Director
John A. Hime(1),(2),(3)	56	Director
Kenneth P. Lawler	45	Director
William P. Osborne(1),(2),(3)	61	Director

(1)	Member of the compensation committee.

(2)	Member of the audit committee.

(3)	Member of the nominating and corporate governance committee.

Ronald P. Edgerton has served as our President and Chief Executive Officer since March 2001, and as a member of our board of directors since May 2000, serving as Chairman of the Board of Directors since July 2003. From January 1997 until joining SigmaTel, Mr. Edgerton was President of his own consulting firm, Edgerton Consulting, Inc., which provided general consulting services, such as business plan development and analysis of acquisition opportunities, for small technology companies. From January 1995 until September 1996, Mr. Edgerton worked for Eastman Kodak, initially as Chief Financial Officer of a subsidiary and then as General Manager of the Digital Medical Imaging Business Unit. From May 1990 until December 1994, Mr. Edgerton served as Chief Financial Officer of Cyrix Corporation and was responsible for Cyrix’s worldwide accounting, management information systems, and human resources functions, during which period Cyrix conducted its initial public offering. From June 1976 until September 1986, Mr. Edgerton held various financial and marketing positions with Ford Motor Company, May Department Stores and Northern Telecom. Mr. Edgerton holds both a Bachelor of Business Administration and a Masters of Business Administration from Western Michigan University.

Michael R. Wodopian has served as our Senior Vice President of Portable SoCs since November 2004. From December 2003 until November 2004, Mr. Wodopian served as our Vice President of Marketing and Business Development. From March 2000 until June 2003, Mr. Wodopian served in various capacities with Intel Corporation, including Group Marketing Director, Optical Products and General Manager, Networking Components Division. From January 1998 until March 2000, Mr. Wodopian served as Vice President, Business Development & Strategic Planning for Level One Communications and was one of four Level One executives instrumental in the acquisition of Level One by Intel. From 1980 until December 1997, Mr. Wodopian held various positions with Advanced Micro Devices, a designer and manufacturer of integrated circuits, including Director of Marketing, Communications Products Division, from May 1994 until December 1997. Mr. Wodopian holds a Bachelor of Science in Electrical Engineering from the University of Connecticut.

Stephan L. Beatty has served as our Senior Vice President of Operations and Engineering Services since November 2004. From May 2003 until November 2004, Mr. Beatty served as our Vice President of Operations. From March 2002 until May of 2003, Mr. Beatty served as Director of Operations. Mr. Beatty is our key liaison with foundries and subcontractors and is responsible for the management of product planning, manufacturing and development, reliability assurance of products and processes, and negotiation of pricing arrangements with suppliers. From January 2001 until March 2002, Mr. Beatty served with us as an Operations Manager. From December 2000 until January 2001, Mr. Beatty served with us as a Product/Test Manager. From April 2000 until December 2000, Mr. Beatty served with us as a Product/Test Engineer. From April 1995 until April 2000, Mr. Beatty served as a Technology Development Engineer for Motorola, Inc. Mr. Beatty holds both a Bachelor of Science in Bio-engineering and a Bachelor of Science in Electrical Engineering from Texas A&M University.

Michael E. Barton has served as our Vice President of Worldwide Sales since November 2004. Prior to joining SigmaTel, Mr. Barton served as Vice President of Worldwide Sales for Pixelworks, Inc., a provider of integrated circuits for the advanced display industry, from January 1999 to December 2003. From December 1996 until September 1998, Mr. Barton served as Senior Vice President of Sales with Evergreen Technologies, Inc., a provider of CPU and processor upgrade and mass storage technologies. Before that, he held the role of Vice President of Sales for Cyrix Corporation from April 1991 to August 1996. From February 1975 through April 1991, Mr. Barton held various positions at Intel Corporation, including Regional Sales Manager, Automotive from February 1985 to April 1991. From August 1968 to February 1975, Mr. Barton held various sales positions with Honeywell Corp. and Signetics Corp.

Ross A. Goolsby has served as our Chief Financial Officer, Vice President of Finance and Secretary since September 2001. From June 1999 until August 2001, Mr. Goolsby served as Chief Financial Officer of Utiliserve, Inc., an electrical utility products distributor, and was responsible for Utiliserve’s finance, accounting and human resources functions. From January 1993 until June 1999, Mr. Goolsby served as a Vice President and Controller of Cameron Ashley Building Products, Inc., a publicly-traded building products distributor, where he was responsible for finance and accounting and was substantially involved in merger and acquisition transactions and preparing periodic filings with the Securities and Exchange Commission. Mr. Goolsby holds a Bachelor of Business Administration in Accounting from the University of Houston.

Alan D. Green has served as our Vice President and General Counsel since November 2001. From March 2000 until November 2001, Mr. Green was our Associate General Counsel. From July 1999 until February 2000, Mr. Green was a Senior Associate at the law firm Gray Cary Ware & Freidenrich LLP. From June 1997 until June 1999, Mr. Green was an Associate at the law firm Porter & Hedges, LLP. From 1993 until June 1997 Mr. Green was an associate of Sheinfeld, Maley & Kay LLP. Mr. Green holds both a Bachelor of Arts in English and a Doctor of Jurisprudence from the University of Texas at Austin.

Philip E. Pompa has served as our Vice President of Integrated Components Group since May 2004. From February 2002 until May 2004, Mr. Pompa served as Vice President of Marketing for Advanced Micro Devices, Inc. From April 2000 until February 2002, Mr. Pompa co-founded and served as the Vice President of Marketing at Alchemy Semiconductor, a fables semiconductor company. From January 1999 to April 2000, Mr. Pompa served as Vice President of Sales and Marketing for Cadence Design Systems, Inc., a provider of electronic design technologies and engineering services. From 1997 until 1998, Mr. Pompa served in various capacities at UMAX Technologies, Inc., a designer and distributor of imaging products, including as President of Corporate Strategy and as Vice President of Marketing and Strategy Planning prior to that. From 1992 until 1997, Mr. Pompa served as Director of Marketing at Motorola Inc. Mr. Pompa holds both a Bachelor of Science in Electrical Engineering and a Masters in Business Administration from Stanford University.

Melissa C. Groff has served as our Vice President of Human Resources since October 2004. From 1997 until October 2004, Ms. Groff held various positions at DuPont Photomasks, Inc., a provider of microimaging solutions, including Acting Vice President of Global Human Resources and Director-Global Compensation and Benefits. From 1994 until 1997, Ms. Groff served as Corporate Compensation/Benefits Manager with MaxServ, Inc. (currently Sears Teleservice), a teleservice business. From 1992 until 1994, Ms. Groff served as Human

Resources Director with Capital Network Services Inc. From 1990 until 1992, Ms. Groff served as Human Resources Manager with Monell Chemical Sense Center, a scientific institute. From 1987 until 1990, Ms. Groff served as Benefits Manager at Financial Industries Corporation, a life insurance company. Ms. Groff holds a Bachelors of Business Administration degree from Millsaps College in Jackson, Mississippi and is a certified PHR (Professional in Human Resources) and a CCP (Certified Compensation Professional).

Alexander M. Davern has been a director since June 2003. Since December 2002, Mr. Davern has served as Chief Financial Officer, Senior Vice President, IT and Manufacturing Operations and Treasurer of National Instruments Corporation. National Instruments is a publicly-traded supplier of measurement and automation products that engineers and scientists use in a wide range of industries. From December 1997 until December 2002, Mr. Davern served as Chief Financial Officer and Treasurer of National Instruments. From February 1994 until December 1997, Mr. Davern served as Acting Chief Financial Officer and Treasurer, and as Corporate Controller and International Controller, of National Instruments. Prior to joining National Instruments, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Mr. Davern holds both a Bachelor of Business Administration and a diploma in professional accounting from University College in Dublin, Ireland.

Robert T. Derby has been a director since March 2004. Since September 1999, Mr. Derby has served as Managing Partner of MyMail, Ltd., a provider of technology solutions to internet service providers and network carriers. From September 2000 until July 2002, Mr. Derby served as a consultant, acting as founding Vice President of Sales and Marketing for Ethertronics, Inc., a developer and manufacturer of high performance internal/embedded antennas for wireless devices, and also serving as consultant and member to the advisory board of Silicon Wave Inc., a producer of high performance radio-frequency integrated circuits. Since 1987 Mr. Derby has served as Vice President of World Wide Sales for several high growth technology companies, several of which successfully completed initial public offerings during his tenure. From 1997 until 1999, Mr. Derby served as founding Vice President of World Wide Sales & Marketing for Veridicom, Inc., a provider of hardware and software identity management products. From 1994 until 1996, Mr. Derby served as founding Vice President of World Wide Sales for Neomagic Corporation, a producer of integrated circuits for handheld devices. From 1991 to 1994, Mr. Derby served as founding Vice President of World Wide Sales for Cyrix, Inc. From 1987 until 1990, Mr. Derby served as Senior Vice President of World Wide Sales for Weitek, Inc., a hardware company. Mr. Derby began his career at the Intel Corporation as a District Sales Manager in 1974 until eventually serving as Vice President & Director of World Wide Distribution Sales & Marketing from 1984 until 1987. Mr. Derby holds a Bachelor of Science from the United States Naval Academy.

John A. Hime has been a director since August 2003. Since 1994, Mr. Hime has been a private investor in over 25 early stage technology companies. From 1991 until 1994, Mr. Hime served as Vice President of Marketing at Tivoli Systems, a provider of software for the management of distributed client/server environments. From 1989 until 1991, Mr. Hime served as Vice President and General Manager of the Systems Business Unit at MIPS Computers, a computer company. From 1988 until 1989, Mr. Hime served as Vice President of Marketing at Frame Technology. From 1984 until 1988, Mr. Hime served as Director of Marketing at Sun Microsystems. He began his career with positions in software development at Texas Instruments and systems engineering at Data General Corporation. Mr. Hime holds a Bachelor of Arts in Mathematics from the University of Texas at Austin.

Kenneth P. Lawler has been a director since August 1999. Since February 1995, Mr. Lawler has served as a Managing Member within the Battery Ventures fund organization. Mr. Lawler manages Battery’s San Mateo office and is responsible for managing Battery’s communications and advanced technology industry practice. Prior to joining Battery in 1995, Mr. Lawler spent ten years in venture capital at Patricof & Co. Ventures and Berkeley International Capital Corporation. Before starting his venture capital career in 1985, Mr. Lawler worked in product management at Advanced Micro Devices and engineering management at Teradyne and Fairchild Semiconductor. Mr. Lawler holds both a Bachelor and Masters of Science in Industrial Engineering from Stanford University and a Masters of Business Administration from University of California, Los Angeles. Mr. Lawler is on the Venture Capital Advisory Board of the Fabless Semiconductor Association.

William P. Osborne has been a director since September 2001. Since April 2003, Mr. Osborne has served as Provost and Vice Chancellor for Academic Affairs of the University of Missouri-Kansas City. From June 2002 until April 2003, Mr. Osborne served as Dean of the School of Computing and Engineering at the University of Missouri-Kansas City. From August 1995 until June 2002, Mr. Osborne served as Dean of the Erik Jonsson School of Engineering and Computer Science at the University of Texas at Dallas. From November 1990 until August 1995, Mr. Osborne served as a Professor of Electrical and Computer Engineering at New Mexico State University. Mr. Osborne has also served in industry in various positions with various companies, including as Senior Vice President of Networks Operations of Racal-Milgo Skynetworks from July 1989 to November 1990, as President and Chief Operating Officer of Telinq System, Inc. from July 1988 to July 1989, and as Vice President of Network Products and then President of the Comsat Technology Products division of Comsat Corporation from 1983 to 1988. Mr. Osborne holds both a Bachelor and Masters of Science in Electrical Engineering from the University of Kentucky and a PhD in Electrical Engineering from New Mexico State University.

Executive Compensation

The following table provides the total compensation paid to our chief executive officer and our next four most highly-compensated executive officers for the year ended December 31, 2004. These executives are referred to as our named executive officers elsewhere in this proxy statement.

Summary Compensation Table

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation			Securities Underlying Options (#)
Ronald P. Edgerton, Chief Executive Officer and President	2004 2003	$303,682 250,548	$162,244 62,500	$	— —		75,000 138,523

Alan D. Green Vice President and General Counsel	2004 2003	194,822 178,435	49,609 44,234		— —		10,000 100,000

Michael R. Wodopian Senior Vice President of Portable SoC Businesses	2004 2003	193,289 20,462	43,530 —		100,223 —	(1)	21,000 90,000

Ross A. Goolsby Vice President of Finance, Chief Financial Officer and Secretary	2004 2003	180,542 161,092	49,970 35,444		— —		16,000 100,000

Stephan L. Beatty Senior Vice President of Operations and Engineering Services	2004 2003	166,003 131,733	35,105 25,712		— —		25,000 158,999

Aaron C. Lyman Formerly Vice President of Worldwide Sales (2)	2004 2003	171,124 145,780	125,856 126,151		6,000 6,000	(3) (3)	20,000 120,666

Roger A. Whatley Formerly Vice President of Engineering and Chief Technical Officer (4)	2004 2003	192,828 178,435	60,922 32,625		— —		10,000 93,333

(1)	Mr. Wodopian received $100,223 in 2004 for relocation expenses.

(2)	Mr. Lyman ceased to serve as our Vice President of Worldwide Sales on November 15, 2004 and accordingly ceased being an executive officer of SigmaTel at such time.

(3)	Mr. Lyman received a $6,000 car allowance in each of 2004 and 2003.

(4)	Mr. Whatley ceased to serve as our Vice President of Engineering and Chief Technical Officer on November 15, 2004 and accordingly ceased being an executive officer of SigmaTel at such time.

Stock Options

The following table provides information concerning grants of stock options made during 2004 to each of our named executive officers. The percentage of total options granted to our employees in 2004 is based on total options granted to employees of 1,356,305 shares. We have never granted any stock appreciation rights.

All of the options in the table were granted under our 2003 Equity Incentive Plan. Each option has a maximum term of ten years, subject to earlier termination if the optionee’s services are terminated. The exercisability of options issued under our 2003 Equity Incentive Plan vests with respect to 25% of the shares underlying the option one year after the date of grant and with respect to the remaining shares underlying the option thereafter in 36 equal monthly installments. The exercise prices of such options is equal to the closing price of our common stock on the date of grant.

The amounts shown in the table as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. The 5% and 10% assumed compounded annual rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises depend on the future performance of our common stock.

Option Grants in 2004

Name and Principal Position	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date

						5%	10%
Ronald P. Edgerton,	75,000	(1)	5.5%	$20.24	3/16/14	$954,662	$2,419,301
Chief Executive Officer and President

Alan D. Green	10,000		0.7	20.24	3/16/14	127,288	322,573
Vice President and General Counsel

Michael R. Wodopian	6,000		0.4	20.24	3/16/14	76,373	193,544
Senior Vice President of Portable SoC Businesses	15,000		1.1	30.49	11/15/14	287,625	728,898

Ross A. Goolsby	16,000	(2)	1.2	20.24	3/16/14	203,661	516,118
Vice President of Finance, Chief Financial Officer and Secretary

Stephan L. Beatty	15,000		1.1	20.24	3/16/14	190,932	483,860
Senior Vice President of Operations and Engineering Services	10,000		0.7	30.49	11/15/14	191,750	485,932

Aaron C. Lyman	20,000		1.5	20.24	3/16/14	254,577	645,147
Formerly Vice President of Worldwide Sale(3)

Roger A. Whatley	10,000		0.7	20.24	3/16/14	127,288	322,573
Formerly Vice President of Engineering and Chief Technical Officer(4)

(1)	To the extent not already vested and exercisable, these options will vest in full on an accelerated basis and become exercisable in the event of our liquidation or dissolution, a merger of consolidation in which we are not the surviving corporation, upon the sale of substantially all of our assets, or the registration, pursuant to a transaction or series of related transactions, of the transfer of 80% or more of our outstanding common stock to persons who were not immediately before such transfer owners of our stock.

(2)	Subject to the continued employment of the executive, these options vest and become exercisable with respect to 25% of the option shares on March 16, 2005, and with respect to 1/48th of the total option shares monthly thereafter. To the extent not already vested and exercisable, the vesting and exercisability of these options will automatically accelerate by a 24 month period in the event of our liquidation or dissolution, a merger of consolidation in which we are not the surviving corporation, upon the sale of substantially all of our assets, or the registration, pursuant to a transaction or series of related transactions, of the transfer of 80% or more of our outstanding common stock to persons who were not immediately before such transfer owners of our stock.

(3)	Mr. Lyman ceased to serve as our Vice President of Worldwide Sales on November 15, 2004 and accordingly ceased being an executive officer of SigmaTel at such time.

(4)	Mr. Whatley ceased to serve as our Vice President of Engineering and Chief Technical Officer on November 15, 2004 and accordingly ceased being an executive officer of SigmaTel at such time.

Aggregate Option Exercises in 2004 and Option Values at December 31, 2004

The following table presents for our named executive officers the number of options exercised by such officers during fiscal 2004, the value realized by such officers as a result of such exercises, and the number and value of securities underlying unexercised options that were held by those officers as of December 31, 2004. The numbers in the column entitled “Value of Unexercised In-The-Money Options at December 31, 2004” are based on the closing fair market value of our common stock of $35.53 at December 31, 2004, less the exercise price payable for these shares.

Option Values at December 31, 2004

Name and Principal Position	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the- Money Options at December 31, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald P. Edgerton, Chief Executive Officer and President(1)	386,476	$9,069,788	987,462	75,000	$31,397,085	$1,146,750

Alan D. Green Vice President and General Counsel(2)	83,831	1,985,077	82,837	26,666	2,685,314	732,543

Michael R. Wodopian Senior Vice President of Portable SoC Businesses(3)	—	—	24,374	86,626	215,222	746,818

Ross A. Goolsby Vice President of Finance, Chief Financial Officer and Secretary(4)	64,663	1,497,973	102,003	32,666	3,431,407	824,283

Stephan L. Beatty Senior Vice President of Operations and Engineering Services (5)	71,761	1,546,574	91,906	41,666	3,084,327	859,393

Aaron C. Lyman Formerly Vice President of Worldwide Sales(6)	40,337	919,553	82,997	36,666	2,831,133	885,443

Name and Principal Position	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In- the-Money Options at December 31, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable

Roger A. Whatley Formerly Vice President of Engineering and Chief Technical Officer(7)	92,663	2,249,512	74,004	26,666	2,486,102	732,543

(1)	As of December 31, 2004, 847,955 of the exercisable option shares were vested and 139,507 were unvested.

(2)	As of December 31, 2004, 43,356 of the exercisable option shares were vested and 39,481 were unvested.

(3)	As of December 31, 2004, all of the exercisable option shares were vested.

(4)	As of December 31, 2004, 48,876 of the exercisable option shares were vested and 53,127 were unvested.

(5)	As of December 31, 2004, 14,967 of the exercisable shares were vested and 76,939 were unvested.

(6)	As of December 31, 2004, 32,134 of the exercisable shares were vested and 50,863 were unvested. Mr. Lyman ceased to serve as our Vice President of Worldwide Sales on November 15, 2004 and accordingly ceased being an executive officer of SigmaTel at such time.

(7)	As of December 31, 2004, 31,571 of the exercisable shares were vested and 42,433 were unvested. Mr. Whatley ceased to serve as our Vice President of Engineering and Chief Technical Officer on November 15, 2004 and accordingly ceased being an executive officer of SigmaTel at such time.

Employment Agreements

Upon his election as our President and Chief Executive Officer in March 2001, we entered into an employment agreement with Mr. Edgerton. Pursuant to the agreement, we agreed to pay Mr. Edgerton an annual base salary of $250,000, with additional performance-based bonus compensation opportunities targeted at 50% of his base salary, subject to annual review. If Mr. Edgerton’s employment is terminated by us without due cause, as defined in the agreement, or by Mr. Edgerton for certain contractual grounds described in the agreement, we are obligated to pay Mr. Edgerton severance in an amount equal to six months’ base salary, plus an additional three months for each full year that Mr. Edgerton has been employed by us at that time. Mr. Edgerton’s employment agreement has no specified term and is terminable by either party at any time. If Mr. Edgerton is terminated in connection with a change of control, as defined in his option award agreement, all of Mr. Edgerton’s outstanding unvested stock options will vest completely.

As part of this agreement, Mr. Edgerton agreed not to compete with us for a period after the termination of his employment equal to the period covered by his severance payments, not to exceed 12 months.

In May 2003, we entered into an employment agreement with Mr. Goolsby. We agreed to pay Mr. Goolsby an annual base salary of $155,250 with additional performance-based bonus compensation opportunities of up to $11,644 per quarter, which is subject to annual review and possible increase. If Mr. Goolsby’s employment is terminated by us without due cause as defined in the agreement or by Mr. Goolsby for certain contractual grounds, we are obligated to pay Mr. Goolsby 100% of his next targeted quarterly bonus in connection with his termination plus the greater of (i) four months base salary or (ii) six weeks of base salary for each year or partial year of employment. If such termination is in connection with a change of control as defined in the agreement, Mr. Goolsby will receive an additional 24 months of vesting credit for his outstanding unvested stock options and other equity compensation, if any. The term of Mr. Goolsby’s employment agreement expires on May 19, 2006, but is terminable prior to such date by either party at any time, with or without cause.

Compensation of Directors

Independent, non-employee directors receive an annual retainer of $20,000 and $1,000 per meeting attended, payable quarterly. In addition, the chairman of our audit committee receives an additional annual retainer of $20,000.

New non-employee directors will receive an initial option grant of 30,000 shares and all non-employee directors will receive an annual option grant of 10,000 shares if they remain in office on the date of each annual stockholders meeting (unless they joined our board within six months of such meeting). Such grants will vest ratably over four years. Our directors are also eligible for discretionary option grants under the terms of our 2003 Equity Incentive Plan. We reimburse directors for all reasonable out-of-pocket expenses incurred in attending meetings of our board of directors and committees of our board. Directors who are also our employees did not receive any compensation for their services as members of the Board of Directors.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No member of our compensation committee and none of our executive officers has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants. These consist of the 1995 Stock Option/Stock Issuance Plan, the 2003 Equity Incentive Plan and the Employee Stock Purchase Plan, which have been approved by stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2004:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))(c)
Equity compensation plans approved by stockholders	3,883,395	$11.01	2,229,207	(1)

Equity compensation plans not approved by stockholders	—	—	—

Total	3,883,395	$11.01	2,229,207

(1)	Includes 729,721 shares that are reserved for issuance under the Employee Stock Purchase Plan. The shares that are reserved for issuance under the Employee Stock Purchase Plan are subject to automatic increase on January 1 of each year by a number of shares equal to the lesser of 1% of our outstanding shares as of the close of business on December 31 of the preceding calendar year or 500,000, subject to the approval of the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation agreements and other arrangements which are described above in “Employment Agreements” and the transactions described below, since January 1, 2004, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Consulting Agreement with Robert T. Derby. On October 19, 2004, we entered into a Consulting Agreement with Robert T. Derby, an independent member of our board of directors. Pursuant to the Consulting Agreement,

Mr. Derby is to provide sale and sales organization consulting services to SigmaTel from time to time, as needed, on an hourly basis. In order to preserve Mr. Derby’s status as one of our “independent” directors for purposes of complying with the NASDAQ rules regarding director independence, the Consulting Agreement provides that in no event will consulting fees paid to Mr. Derby within any consecutive 12-month period be in excess of $60,000. Since October 19, 2004, we have paid approximately $10,000 to Mr. Derby for services performed by him in connection with this Consulting Agreement.

Transactions in the Ordinary Course of Business. We sell products in the ordinary course of business to Creative Technology. Revenues from Creative Technology were approximately $27.5 million for the year ended December 31, 2004.

License of Technology. In October 2001, we entered into an asset purchase and license agreement with Metanoia, a company started by a former officer and then-current common stockholder of SigmaTel. The agreement requires SigmaTel to exclusively license DSL technology developed and owned by us to Metanoia. The total consideration payable to SigmaTel included (i) approximately 1,400,000 shares of Metanoia’s preferred stock; (ii) $207,000 payable in cash; and (iii) a note receivable of $1,000,000 bearing interest at 8% per annum payable on April 24, 2002. In March 2002, prior to the maturity of the note, Metanoia exercised its option to extend the maturity date of the note to January 24, 2003 (the “New Maturity Date”). In December 2002, prior to the New Maturity Date, we entered into an agreement with Metanoia to extend the maturity of the note to January 24, 2005 and to remove certain licensing restrictions for the use of the technology. In consideration for the amendment, Metanoia issued a new note in the amount of $500,000 to SigmaTel bearing interest at 8% per annum and maturing on January 24, 2004. Metanoia is in the process of raising capital for its business operations. We have received little cash consideration from the Metanoia transactions. As of December 31, 2004, SigmaTel had not recognized a gain on the non-cash consideration received as Metanoia had not generated operating cash flows and there is no active trading market for Metanoia securities. The licenses granted to Metanoia in the asset purchase and license agreement are perpetual. The asset purchase and license agreement provides that Metanoia may not directly compete with us or assist any other person to directly compete with us, except that Metanoia can conduct competing business in the communications industry, even if it is in direct competition with us. At the current time, we are not pursuing business activities in the ADSL communications industry.

Registration Rights. We have granted the investors in our preferred stock rights to require us to register or include their shares in a registered offering of our securities. According to the terms of an amended and restated investors’ rights agreement among us and the following investors: CTI Limited, CTI II Limited, the holders of approximately 3.5 million shares of our common stock are entitled to have their shares registered by us under the Securities Act. These registration rights include the following:

•	the holders of at least a majority of the then outstanding registrable securities may require, on two occasions beginning 180 days after the effective date of the final prospectus circulated in our initial public offering, that we register their shares for public resale. We are obligated to register these shares if the holders of a majority of such shares request registration and only if such registration covers registrable securities with an anticipated aggregate offering price of at least $5,000,000;

•	any holder or holders of the then outstanding registrable securities may require that we register their shares for public resale on Form S-3 or similar short-form registration, provided we are eligible to use Form S-3 or similar short-form registration. We are obligated to register these shares if the value of the securities to be registered is at least $1,000,000, and only if we have previously effected less than five registrations on Form S-3 pursuant to these registration rights; and

•	if we register any of our shares of common stock for purposes of effecting any public offering, the holders of registrable securities are entitled to include their shares of common stock in the registration.

These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of common stock to be included in the registration. We are generally required to bear all of the expenses of all registrations under the investors’ rights agreement, except underwriting discounts and commissions. The investors’ rights agreement also contains our commitment to indemnify the holders of registration rights for certain losses they may incur in connection with registrations under the agreement. Registration of any of the shares of common stock held by security holders with registration rights would result in those shares becoming freely tradable without restriction under the Securities Act.

Indemnification and Insurance. Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance. In addition, our certificate of incorporation limits the personal liability of our board members for breaches by the directors of their fiduciary duties. See “Limitation of Liability and Indemnification.”

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees billed to SigmaTel for the fiscal years ended 2004 and 2003:

	Fiscal 2004	Fiscal 2003
Audit Fees (1)	$436,061	$520,872
Audit-Related Fees (2)	$18,000	$16,696
Tax Fees (3)	$—	$50,162
All Other Fees (4)	$—	$7,750

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of SigmaTel’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of SigmaTel’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to employee benefit plan audits.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

The Audit Committee has adopted a policy pursuant to which it must pre-approve all audit and permissible non-audit services provided by our independent auditor. These services may include audit services, audit-related services, tax services and other services. Under the policy, the Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members, including the chairperson. The Audit Committee has specifically delegated authority to the chair of the Audit Committee to pre-approve certain specified audit or permissible non-audit services on a case-by-case basis. Additionally, the Audit Committee has delegated to each of its other members the authority to pre-approve certain specified audit or permissible non-audit services of up to $10,000 per engagement on a case-by-case basis. A member to whom pre-approval authority has been delegated must report its pre-approval decisions, if any, to the Audit Committee at its next meeting, and any such pre-approvals must specify clearly in writing the services and fees approved. Unless the Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months. During the calendar year ended December 31, 2004, no Audit-Related Fees, no Tax Fees and no All Other Fees were approved by the Audit Committee after services had been rendered pursuant to the de minimis exception established by the SEC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

Overview

The Compensation Committee of SigmaTel’s Board of Directors is comprised of three independent, non-employee directors. Each member of the Committee meets the independence requirements specified by the NASDAQ National Market and by Section 162(m) of the Internal Revenue Code. The members of the Compensation Committee during the year ended December 31, 2004 were John A. Hime, Alexander M. Davern, and William P. Osborne. Mr. Hime serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of our executive officers and directors. The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels. The Committee held 5 formal meetings during 2004 and each meeting included an executive session during which only the independent directors and their advisors were present. The Compensation Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

Compensation Philosophy

The goals of SigmaTel’s executive officer compensation policies are to attract, retain and reward executive officers who contribute to our success, to align executive officer compensation with our financial performance and individual performance, and to motivate executive officers to achieve our business objectives. In order to obtain these goals the Committee makes use of salary, bonus compensation and option grants. The Committee reviews compensation surveys prepared by Radford Surveys, a leading provider of compensation and benefits market data, and other surveys prepared by SigmaTel management to compare SigmaTel’s compensation package with those of similarly-sized high technology companies in the semiconductor device segment or in SigmaTel’s geographic area. In preparing the performance graph set forth in the section entitled “Comparison of Stockholder Return,” we have selected the Philadelphia Semiconductor Index as our published industry index; however, the companies included in the salary surveys used by the Committee are not necessarily those included in this index, because the Committee believes that many companies in the index may not compete with SigmaTel for executive talent, and because companies with which SigmaTel does compete for executive officers may not be publicly traded.

Elements of Executive Compensation

Base Salaries

Base salaries of executive officers are reviewed annually by the Committee and adjustments are made based on (i) salary recommendations from the Chief Executive Officer, (ii) individual performance of executive officers for the previous fiscal year, (iii) our financial results for the previous year and (iv) the Committee’s review of reports from Radford Survey and other surveys provided by SigmaTel management concerning competitive salaries, scope of responsibilities of the officer position and levels paid by similarly-sized high technology companies in the semiconductor device segment or SigmaTel’s geographic area. Specifically, with respect to base salaries paid to SigmaTel executive officers in 2004, the Committee has determined that such compensation is within or on the low end of the competitive range.

Annual Cash Bonus

Cash bonuses are tied directly to the attainment of financial and other corporate performance targets and to attainment of individual performance goals. Corporate performance targets and individual performance goals are generally established by the Committee at the beginning of each quarter and year. The ratio of bonus to base salary varies significantly across the various positions at SigmaTel in order to reflect the ability of the individual to impact SigmaTel’s overall performance and, generally, is higher for employees with higher base salaries. The Committee believes that the target bonus levels and opportunities offered by SigmaTel are competitive with the target bonuses for similar positions reported in the surveys noted above. At its January 18, 2005 meeting, the Committee reviewed the bonus recommendations for executive officer bonus awards for 2004, which bonuses were deemed earned and were paid effective February 18, 2005. SigmaTel’s policy with respect to bonuses is that they are not earned until paid.

Long-Term Equity Compensation

SigmaTel strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders. SigmaTel makes periodic grants of stock options to executive officers under the 2003 Equity Incentive Plan. The terms of the 2003 Equity Incentive Plan also permit the Committee the authority to grant other forms of equity awards, such as stock appreciation rights, restricted stock and various performance awards. The Committee may, in the future, deem it desirable to grant additional forms of equity awards to executive officers should any such award provide more incentives to such executives and/or provide closer alignment to the interests of SigmaTel stockholders. The size of a stock option grant to an executive officer has generally been determined with reference to the same factors as considered in base salary decisions, previous grants to that officer, as well as recruitment and retention considerations. To assist SigmaTel in retaining and motivating key employees, stock option grants generally vest over a four-year period from the date of grant. In 2004, the Committee approved stock option grants to certain of the executive officers consistent with these criteria. See “Option Grants in 2004.”

Benefits

The Committee also oversees the design, implementation and administration of all other SigmaTel benefit programs, including its 401(k) plan, medical and dental plans and certain other standard employee benefit plans. The Chief Executive Officer and the other Named Executive Officers participate in such plans to the same extent as all other SigmaTel employees and no other special plans or benefits are offered to such executives which are not generally made available to all other employees.

Chief Executive Officer Compensation

The Committee followed the same philosophy and principles described above in determining compensation for Mr. Edgerton, President and Chief Executive Officer of SigmaTel. Mr. Edgerton is eligible to participate in the same executive compensation programs available to the other SigmaTel senior executives.

Mr. Edgerton received an annual base salary of $306,681.85 in calendar year 2004. The Committee believes that the annual salary for Mr. Edgerton is comparable to the median salary of chief executive officers in comparable semiconductor device companies as provided by data available in the Radford Survey. In addition to his annual base salary, the Committee awarded Mr. Edgerton a $162,244.00 bonus based on annual performance during the 2003 calendar year and quarterly performance during the fourth quarter of 2003 and the second and third calendar quarters of 2004, and a stock option grant to purchase 75,000 shares of SigmaTel’s common stock.

The Committee believes that Mr. Edgerton’s compensation is appropriate given SigmaTel’s positive performance. In evaluating the appropriateness of Mr. Edgerton’s compensation, the Committee considered the results of the Radford Survey regarding pay and benefits for other CEOs of comparable semiconductor device companies and also considered SigmaTel performance during the calendar year 2004 relative to peer companies. Factors considered by the Committee in maintaining Mr. Edgerton’s total annual compensation included (i) revenue growth from $100.2 million during the year ended December 31, 2003 to $194.8 million for the year ended December 31, 2004, (ii) operating income growth from operating income of $11.3 million for the year ended December 31, 2003 to operating income of $53.1 million for the year ended December 31, 2004, and (iii) successful completion of a follow-on public offering of SigmaTel common stock during February of 2004.

Policy on Deductibility of Named Executive Officer Compensation

Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to SigmaTel’s chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers, in a manner that is intended to avoid disallowance of deductions under Section 162(m). Income related to stock options granted under our stock option plans generally qualifies for an exemption from these restrictions imposed by Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under our stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes such payments are appropriate and in the best interests of SigmaTel and its stockholders, after taking into consideration changing business conditions and the performance of its employees. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

COMPENSATION COMMITTEE

Alexander M. Davern

William P. Osborne

John A. Hime

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees SigmaTel Inc.’s accounting and financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent auditor, PricewaterhouseCoopers LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The Audit Committee consists of three directors each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for the NASDAQ Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A link to a copy of this charter is available on SigmaTel’s website at www.sigmatel.com.

The Committee has reviewed and discussed SigmaTel’s audited financial statements with management.

The Committee has discussed and reviewed with SigmaTel’s independent auditor all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of PricewaterhouseCoopers LLP’s audit, the results of its examinations, its evaluations of SigmaTel’s internal controls and the overall quality of its financial reporting.

The Audit Committee has received from SigmaTel’s independent auditor a formal written statement describing all relationships between the auditor and SigmaTel that might bear on the auditor’s independence consistent with and as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditor any relationships that may impact their objectivity and independence, and satisfied itself as to the auditor’s independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that SigmaTel’s audited financial statements be included in SigmaTel’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Alexander M. Davern

William P. Osborne

John A. Hime

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the annual percentage change in the cumulative total return on our Common Stock with the cumulative total returns of the NASDAQ Composite Index and the Philadelphia Semiconductor Index (“SOX”) for the period commencing on September 19, 2003 and ending on December 31, 2004.(1)

Comparison of Cumulative Total Return From September 19, 2003 through December 31, 2004(1): SigmaTel, NASDAQ Composite Index, and Philadelphia Semiconductor Index

Date	SigmaTel, Inc.	NASDAQ Composite Index	Philadelphia Semiconductor Index
September 19, 2003	$100.00	$100.00	$100.00
December 31, 2003	124.65	110.89	111.47
December 31, 2004	179.46	121.05	95.35

(1)	Assumes that $100 was invested on September 19, 2003, at the closing price on such date, in our Common Stock and each index, and that all dividends have been reinvested. No cash dividends have been declared on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included our proxy materials for the 2005 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than November 4, 2005. In order for it to be timely, stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than November 4, 2005. Unless we receive notice in the manner and by the dates specified above, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our 2006 annual meeting of stockholders.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2005 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

By order of the Board of Directors

Ross A. Goolsby,

Secretary of SigmaTel, Inc.

March 4, 2005

ANNEX A

SIGMATEL, INC.

2003 EQUITY INCENTIVE PLAN

A-i

(Continued)

A-ii

(Continued)

Page
16.	Miscellaneous Provisions	A-24
	16.1 Repurchase Rights	A-24
	16.2 Provision of Information	A-25
	16.3 Rights as Employee, Consultant or Director	A-25
	16.4 Rights as a Stockholder	A-25
	16.5 Fractional Shares	A-25
	16.6 Beneficiary Designation	A-25
	16.7 Unfunded Obligation	A-25

A-iii

SIGMATEL, INC.

2003 EQUITY INCENTIVE PLAN

1. Establishment, Purpose and Term of Plan.

1.1 Establishment. SigmaTel, Inc., a Delaware corporation, established the SigmaTel, Inc. 2003 Equity Incentive Plan (the “Plan”) effective as of September 18, 2003, the effective date of the initial registration by the Company of its Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Original Effective Date”). The Board of Directors of the Company amended and restated the Plan as of February 22, 2005 subject to the approval by Company shareholders.

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Stock Purchase Rights, Stock Bonuses, Restricted Stock Units, Performance Shares and Performance Units.

1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2.	Definitions and Construction.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b) “Award” means any Option, SAR, Stock Purchase Right, Stock Bonus, Restricted Stock Unit, Performance Share or Performance Unit granted under the Plan.

(c) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement,” an “SAR Agreement,” a “Stock Purchase Agreement,” a “Stock Bonus Agreement,” a “Restricted Stock Unit Agreement,” a “Performance Share Agreement” or a “Performance Unit Agreement.”

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(f) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(g) “Company” means SigmaTel, Inc., a Delaware corporation, or any successor corporation thereto.

(h) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(i) “Director” means a member of the Board or of the board of directors of any other Participating Company.

(j) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(k) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(l) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(o) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(p) “Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(q) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(r) “Officer” means any person designated by the Board as an officer of the Company.

(s) “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a participant pursuant to Section 6 of the Plan or to an Outside Director pursuant to Section 7 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(t) “Outside Director” means a Director who is not an Employee of the Company or of any Parent Corporation or Subsidiary Corporation.

(u) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(v) “Participant” means any eligible person who has been granted one or more Awards.

(w) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(x) “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(y) “Performance Award” means an Award of Performance Shares or Performance Units.

(z) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(aa) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3 of the Plan.

(bb) “Performance Period” means a period established by the Committee pursuant to Section 10.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(cc) “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(dd) “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(ee) “Prior Plan Options” means any option granted pursuant to the Company’s 1995 Stock Option/Stock Issuance Plan which is outstanding on or after the date on which the Board adopts the Plan or which is granted thereafter and prior to the Original Effective Date.

(ff) “Restriction Period” means the period established in accordance with Section 9.5 of the Plan during which shares subject to a Stock Award are subject to Vesting Conditions.

(gg) “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive the value associated with a share of Stock on a date determined in accordance with the provisions of the Plan and the Participant’s Award Agreement.

(hh) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(ii) “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 8 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(jj) “Section 162(m)” means Section 162(m) of the Code.

(kk) “Securities Act” means the Securities Act of 1933, as amended.

(ll) “Service” means a Participant’s employment or service with the Participating Company Group as an Employee, a Director or a Consultant, whichever such capacity the Participant held on the date of grant of an Award or, if later, the date on which the Participant commenced Service. Unless otherwise determined by the Board, a Participant’s Service shall be deemed to have terminated if the Participant ceases to render service to the Participating Company Group in such initial capacity. However, a Participant’s Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the Participant renders such Service in such initial capacity, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Participant’s Service shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(mm) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(nn) “Stock Award” means an Award of a Stock Bonus, Restricted Stock Unit or a Stock Purchase Right.

(oo) “Stock Bonus” means Stock granted to a Participant pursuant to Section 9 of the Plan.

(pp) “Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 9 of the Plan.

(qq) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(rr) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ss) “Vesting Conditions” mean those conditions established in accordance with Section 9.5 of the Plan prior to the satisfaction of which shares subject to a Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	Administration.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. The Board may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Options, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4.1, (ii) the exercise price per share of each Option shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), and (iii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board or the Committee.

3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.5 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b) to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award of SARs, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6 Option Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options and the grant in substitution therefore of new Options having a lower exercise price or (b) the amendment of outstanding Options to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

3.7 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	Shares Subject to Plan.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Nine Million Three Hundred and Sixty Six Thousand Seven Hundred and Forty Seven (9,366,747) (determined after taking into account the one-for-three reverse stock split to be completed by the Company prior to the initial registration by the Company of its Stock under Section 12 of the Exchange Act and after approval by Company shareholders of this amended and restated Plan), reduced at any time by the number of shares subject to the Prior Plan Options. Such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If any outstanding Award, including any Prior Plan Options, for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase, including any Prior Plan Options, are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award, including any Prior Plan Options, or such forfeited or repurchases shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (i) with respect to any portion of an Award that is settled in cash or (ii) to the extent such shares are withheld in satisfaction of tax withholding obligations pursuant to Section 14.2. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

4.2 Adjustments for Changes in Capital Structure. In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan, in the ISO Share Limit set forth in Section 5.3(b), the Award limits set forth in Section 5.4 and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.	Eligibility and Award Limitations.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Directors and Consultants. For purposes of the foregoing sentence, “Employees,” “Consultants,” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

5.2 Participation. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Incentive Stock Option Limitations.

(a) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

(b) ISO Share Limit. Subject to adjustment as provided in Section 4.2, in no event shall more than Nine Million Three Hundred and Sixty Six Thousand Seven Hundred and Forty Seven (9,366,747) shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options granted under the Plan or the Company’s 1995 Stock Option/Stock Issuance Plan (the “ISO Share Limit”).

(c) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, each portion shall be separately identified.

5.4 Award Limits.

(a) Aggregate Limit on Stock Awards and Performance Awards. Subject to adjustment as provided in Section 4.2, in no event shall more than Five Hundred Thousand shares of Stock in the aggregate be issued under the Plan pursuant to the exercise or settlement of Stock Awards and Performance Awards.

(b) Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i) Options and SARs. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than One Million (1,000,000) shares of Stock. An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

(ii) Stock Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Stock Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than One Hundred Thousand (100,000) shares of Stock.

(iii) Performance Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) Performance Shares which could result in such Employee receiving more than One Hundred Thousand (100,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (B) Performance Units which could result in such Employee receiving more than One Million dollars ($1,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

6.	Terms and Conditions of Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) for Options granted after approval of this amended and restated Plan by Company stockholders, no Option shall be exercisable after the expiration of seven (7) years after the effective date of grant of such Option, and (b) no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate seven (7) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.4 Effect of Termination of Service. An Option shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7. Terms and Conditions of Outside Director Options.

Outside Director Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Outside Director Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions of Section 6 to the extent no inconsistent with this Section and the following terms and conditions:

7.1 Automatic Grant. Subject to the execution by an Outside Director of an appropriate Award Agreement, Options shall be granted automatically and without further action of the Board, as follows:

(a) Initial Option. Each person who first becomes an Outside Director after the Original Effective Date shall be granted on the date such person first becomes an Outside Director an Option to purchase Thirty Thousand (30,000) shares of Stock (an “Initial Option”) (determined after taking into account the one-for-three reverse stock split to be completed by the Company prior to the initial registration by the Company of its Stock under Section 12 of the Exchange Act).

(b) Annual Option. Each Outside Director shall be granted on the date of each annual meeting of the stockholders of the Company which occurs on or after the Original Effective Date (an “Annual Meeting”) immediately following which such person remains an Outside Director an Option to purchase Ten Thousand (10,000) shares of Stock (an “Annual Option”) (determined after taking into account the one-for-three reverse stock split to be completed by the Company prior to the initial registration by the Company of its Stock under Section 12 of the Exchange Act); provided, however, that an Outside Director granted an Initial Option on, or within a period of six (6) months prior to, the date of an Annual Meeting shall not be granted an Annual Option pursuant to this Section with respect to the same Annual Meeting.

(c) Right to Decline Outside Director Option. Notwithstanding the foregoing, any person may elect not to receive an Outside Director Option by delivering written notice of such election to the Board no later than the day prior to the date such Option would otherwise be granted. A person so declining an Outside Director Option shall receive no payment or other consideration in lieu of such declined Outside Director Option. A person who has declined an Outside Director Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Outside Director Option would be granted pursuant to Section 7.1(a) or (b), as the case may be.

7.2 Exercisability and Term of Outside Director Options. Each Outside Director Option shall vest and become exercisable as set forth below and shall, for such Options granted after approval of this amended and restated Plan by Company stockholders, terminate and cease to be exercisable on the seventh (7th) anniversary of the date of grant of the Outside Direct Option, unless earlier terminated in accordance with the terms of the Plan or the Award Agreement evidencing such Outside Director Option.

(a) Initial Options. Except as otherwise provided in the Plan or in the Award Agreement evidencing such Outside Director Option, each Initial Option shall vest and become exercisable in four (4) substantially equal installments on each of the first four (4) anniversaries of the date of grant of the Initial Option, provided that the Outside Director’s Service has not terminated prior to the relevant date.

(b) Annual Options. Except as otherwise provided in the Plan or in the Award Agreement evidencing such Outside Director Option, each Annual Option shall vest and become exercisable in four (4) substantially equal installments on each of the first four (4) anniversaries of the date of grant of the Annual Option, provided that the Outside Director’s Service has not terminated prior to the relevant date.

6.8 Effect of Change in Control on Outside Director Options. In the event of a Change in Control, as defined in Section 12.1, any unexercisable or unvested portions of outstanding Outside Director Options and any shares acquired upon the exercise thereof held by Outside Directors whose Service has not terminated prior to such date shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Outside Director Option and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 7.3 shall be conditioned upon the consummation of the Change in Control. In addition, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Outside Director Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. Any Outside Director Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Outside Director Options immediately prior to an Ownership Change Event described in Section 12.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Outside Director Options shall not terminate.

8. Terms and Conditions of Stock Appreciation Rights.

SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

8.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

8.3 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

8.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 8.5) of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 8, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

8.5 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

8.6 Effect of Termination of Service. An SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR.

8.7 Nontransferability of SARs. SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.

9. Terms and Conditions of Stock Awards.

Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Stock Bonus, Restricted Stock Unit or a Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Stock Award or purported Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Types of Stock Awards Authorized. Stock Awards may be in the form of either a Stock Bonus, Restricted Stock Unit or a Stock Purchase Right. Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2 Purchase Price. The purchase price for shares of Stock issuable under each Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Stock Award.

9.3 Purchase Period. A Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Stock Purchase Right; provided, however, that no Stock Purchase Right granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences Service.

9.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Stock Purchase Right shall be made (i) in cash, by check, or cash equivalent, (ii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iii) by any combination thereof. The Committee may at any time or from time to time grant Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration. Stock Bonuses shall be issued in consideration for past services actually rendered to a Participating Company or for its benefit.

9.5 Vesting and Restrictions on Transfer. Shares issued pursuant to any Stock Award may or may not be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4 (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the “Restriction Period”) in which shares acquired pursuant to a Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 12.1, or as provided in Section 9.8. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

9.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 9.5 and any Award Agreement, during the Restriction Period applicable to shares subject to a Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

9.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then (i) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (ii) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

9.8 Nontransferability of Stock Award Rights. Rights to acquire shares of Stock pursuant to a Stock Award may not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.

9.9 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. The number of Restricted Stock Units will be determined by the Committee and may be linked to the Performance Goals or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. At the time of grant, the Committee will specify the date or dates on which the Restricted Stock Units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee will specify the settlement date applicable to each grant of Restricted Stock Units which will be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant. On the settlement date, the Company will transfer to the Participant either (i) one unrestricted, fully transferable share of Stock or (ii) cash equal to the value of one such share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and which was not previously forfeited. The Committee will specify the purchase price, if any, to be paid by the Participant to the Company for such shares of Stock.

10. Terms and Conditions of Performance Awards.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized. Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures. Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

(i) growth in revenue;

(ii) growth in the market price of the Stock;

(iii) operating margin;

(iv) gross margin;

(v) operating income;

(vi) pre-tax profit;

(vii) earnings before interest, taxes and depreciation;

(viii) net income;

(ix) total return on shares of Stock relative to the increase in an appropriate index as may be selected by the Committee;

(x) earnings per share;

(xi) return on stockholder equity;

(xii) return on net assets;

(xiii) expenses;

(xiv) return on capital;

(xv) economic value added;

(xvi) market share; and

(xvii) cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization.

(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

10.5 Settlement of Performance Awards.

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award.

(c) Effect of Leaves of Absence. Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days of leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(d) Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. An Award Agreement may provide for deferred payment in a lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

(f) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 9.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 9.5 through 9.8 above.

10.6 Dividend Equivalents. In its discretion, the Committee may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalents shall not be paid with respect to Performance Units.

10.7 Effect of Termination of Service. The effect of a Participant’s termination of Service on the Participant’s Performance Award shall be as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award.

10.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11. Standard Forms of Award Agreement.

11.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

11.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

12. Change in Control.

12.1 Definitions.

(a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.

(b) A “Change in Control” shall mean an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 12.1(a)(iii), the entity to which the assets of the Company were transferred.

12.2 Effect of Change in Control on Options and SARs. In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options and SARs (as the case may be) for the Acquiror’s stock. In the event the Acquiror elects not to assume or substitute for outstanding Options or SARs in connection with a Change in Control, the Committee shall provide that any unexercised and/or unvested portions of outstanding Options and SARs shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control. The exercise and/or vesting of any Option or SAR that was permissible solely by reason of this paragraph 12.2 shall be conditioned upon the consummation of the Change in Control. Any Options or SARs which are not assumed by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

12.3 Effect of Change in Control on Stock Awards. The Committee may, in its discretion, provide in any Award Agreement evidencing a Stock Award that, in the event of a Change in Control, the lapsing of the Restriction Period applicable to the shares subject to the Stock Award held by a Participant whose Service has not terminated prior to such date shall be accelerated effective as of the date of the Change in Control to such extent as specified in such Award Agreement. Any acceleration of the lapsing of the Restriction Period that was permissible solely by reason of this Section 12.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

12.4 Effect of Change in Control on Performance Awards. The Committee may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to such date shall become payable effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

13. Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (i) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (ii) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the

Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

14. Tax Withholding.

14.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

14.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

15. Termination or Amendment of Plan.

The Committee may terminate or amend the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

16. Miscellaneous Provisions.

16.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

16.2 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

16.3 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director, or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award can in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

16.4 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

16.5 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

16.6 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

16.7 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

PLAN HISTORY

July 1, 2003	Board of Directors of SigmaTel, Inc., a Delaware corporation (the “Company”) adopts Plan effective as of the closing of the initial public offering (the “IPO”) of the Company with an initial reserve of Six Million Eight Hundred and Sixty Six Thousand Seven Hundred and Forty Seven (6,866,747) shares (determined after taking into account the one-for-three reverse stock split to be completed by the Company prior to the initial registration by the Company of its Stock under Section 12 of the Exchange Act).

August 20, 2003	Shareholders of the Company approve Plan effective as of the closing of the IPO, with an initial reserve of Six Million Eight Hundred and Sixty Six Thousand Seven Hundred and Forty Seven (6,866,747) shares (determined after taking into account the one-for-three reverse stock split to be completed by the Company prior to the initial registration by the Company of its Stock under Section 12 of the Exchange Act).

September 18, 2003	Original Effective Date of the Plan.

February 22, 2005	Board of Directors of the Company adopts Plan amendment and restatement which (i) increases share reserve by 2,500,000 shares; (ii) reduces from 1,000,000 to 500,000 the number of shares which may be issued as Stock Awards or Performance Awards; (iii) reduces the term of Option from 10 years to 7 years; (iv) approves Section 162(m) provisions and (v) authorizes use of Restricted Stock Units.

, 2005	Shareholders of the Company approve Plan amendment and restatement.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 – Alexander M. Davern	☐	☐

02 – Robert T. Derby	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
2. To approve amendments to our 2003 Equity Incentive Plan which (i) increase the maximum aggregate number of shares that may be issued by 2,500,000 shares, (ii) reduce to 500,000 (from 1,000,000 as originally approved by stockholders) the number of shares which maybe issued pursuant to any stock purchase right, stock bonus, restricted stock unit, performance share or performance unit, and (iii) amend certain provisions of the plan solely for the purpose of preserving our ability to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards that may be granted in the future under the plan.	☐	☐	☐

In their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned.

IF NO ELECTIONS ARE MADE, THE PROXIES WILL BE VOTED FOR PROPOSALS 1 AND 2.

C Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Important: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – SigmaTel, Inc.

This Proxy is Solicited by the Board of Directors

The undersigned hereby appoint(s) RONALD P. EDGERTON and ROSS A. GOOLSBY, or either of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of SigmaTel, Inc. to be held at the InterContinental Stephen F. Austin Hotel, Capital Ballroom B (2nd floor), 701 Congress Avenue, Austin, TX 78701, on Thursday, April 21, 2005 at 10:30 a.m. Central Time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of votes the undersigned would be entitled to vote if personally present.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT!

(Continued and to be signed on reverse side.)